CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Clean Energy Combustion Systems, Inc.'s Post-Effective Amendment No. 2 to Registration Statement on Form SB-2, and to the use and inclusion in that registration statement of our report relating to the Clean Energy Combustion Systems, Inc.'s consolidated financial statements for the fiscal periods ended December 31, 1999 and 2000.

(s) Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia, Canada
December 6, 2001